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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF FENWICK & WEST LLP]


                                 July 19, 1999

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA  95054

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 19, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1998 Equity Incentive Plan (the "1998 Plan"). In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the prospectuses prepared in connection with the Registration
          Statement;

     (3)  the 1998 Plan and related forms of stock option agreements;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Exodus Communications, Inc., a California corporation ("Exodus California"), that are in our possession;

     (5) a certificate from your transfer agent dated July 16, 1999 regarding the number of shares outstanding, and a list prepared by you identifying all outstanding options, warrants and other rights to acquire your capital stock; and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have also confirmed the continued effectiveness of your registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed terminations, modifications, waivers or
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Exodus Communications, Inc.
July 19, 1999
Page 2



amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
                                        -------
that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law without reference to case law or secondary sources.

     Based upon the foregoing, it is our opinion that the 2,000,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the 1998 Plan, when issued and sold in accordance with the 1998 Plan and stock option agreements entered or to be entered into with respect to options granted under the 1998 Plan, and in the manner referred to in the relevant prospectuses associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                              Very truly yours,

                              /s/ FENWICK & WEST LLP

                              FENWICK & WEST LLP